Exhibit (g)(2)

June 2, 2016

State Street Bank and Trust Company
Channel Center, CCB7
One Iron Street
Boston, MA 02210
Attention: Penny O’Kelley, Managing Director

Re:	ALPS ETF Trust (the “Fund”)

Ladies and Gentlemen:

Please be advised that the undersigned Fund has established four new series of shares to be known as RIVERFRONT DYNAMIC UNCONSTRAINED INCOME ETF, RIVERFRONT DYNAMIC CORE INCOME ETF, RIVERFRONT DYNAMIC US DIVIDEND ADVANTAGE ETF, RIVERFRONT DYNAMIC US FLEX-CAP ETF (the “Portfolios”).

In accordance with Section 19.6, the Additional Portfolios provision, of the Master Custodian Agreement dated as of June 30, 2015, as amended, modified, or supplemented from time to time (the “Agreement”), by and among each registered investment company party thereto, and State Street Bank and Trust Company (“State Street”), the undersigned Fund hereby requests that State Street act as Custodian for the new Portfolios under the terms of the Agreement. In connection with such request, the undersigned Fund hereby confirms, as of the date hereof, its representations and warranties set forth in Section 19.7 of the Agreement. Appendix A to the Agreement shall be deleted and replaced in its entirety with Appendix A attached herein.

Please indicate your acceptance of the foregoing by executing two copies of this letter agreement, returning one to the Fund and retaining one for your records.

Sincerely,
ALPS ETF TRUST
on behalf of:
RIVERFRONT DYNAMIC UNCONSTRAINED INCOME ETF
RIVERFRONT DYNAMIC CORE INCOME ETF
RIVERFRONT DYNAMIC US DIVIDEND ADVANTAGE ETF
RIVERFRONT DYNAMIC US FLEX-CAP ETF
By:	/s/ Thomas A. Carter
Name:	Thomas A. Carter
Title:	President, Duly Authorized

Agreed and Accepted:
STATE STREET BANK AND TRUST COMPANY
By:	/s/ Jane Kirkland
Name:	Jane Kirkland
Title:	Senior Vice President, Duly Authorized
Effective Date:	June 2, 2016

APPENDIX A
to
Master Custodian Agreement

Management Investment Companies Registered with the SEC and Portfolios thereof, If Any

ALPS ETF Trust
Alerian Energy Infrastructure ETF	Effective 8/3/2015
Alerian MLP ETF	Effective 8/3/2015
ALPS Emerging Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Enhanced Put Write Strategy ETF	Effective 6/30/2015
ALPS Equal Sector Weight ETF	Effective 8/3/2015
ALPS International Sector Dividend Dogs ETF	Effective 8/3/2015
ALPS Medical Breakthroughs ETF	Effective 8/3/2015
ALPS MSCI EAFE Equal Sector Weighted ETF	Effective 6/30/2015
ALPS MSCI Emerging Markets Equal Sector Weighted ETF	Effective 6/30/2015
ALPS Sector Dividend Dogs ETF	Effective 8/3/2015
Barron's 400 ETF	Effective 8/3/2015
Cohen & Steers Global Reality Majors ETF	Effective 8/3/2015
Janus Velocity Tail Risk Hedged Large Cap ETF	Effective 8/3/2015
Janus Velocity Volatility Hedged Large Cap ETF	Effective 8/3/2015
RiverFront Dynamic Unconstrained Income ETF	Effective 6/10/2016
RiverFront Dynamic Core Income ETF	Effective 6/10/2016
RiverFront Dynamic US Dividend Advantage ETF	Effective 6/3/2016
RiverFront Dynamic US Flex-Cap ETF	Effective 6/3/2016
Riverfront Strategic Income Fund	Effective 8/3/2015
Sprott Buzz Social Media Insights EFT	Effective 4/15/2015
Sprott Gold Miners ETF	Effective 8/3/2015
Sprott Junior Gold Miners ETF	Effective 8/3/2015
U.S. Equity High Volatility Put Write Index Fund	Effective 8/3/2015
Workplace Equality Portfolio	Effective 8/3/2015